EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:
Ryan Stephenson
The SCO Group, Inc.
ryans@sco.com
Tel: (801) 932-5635
www.sco.com
The SCO Group Announces First Quarter 2007 Results
LINDON, Utah — March 1, 2007 — The SCO Group, Inc. (Nasdaq: SCOX), a leading provider of UNIX® software technology and mobile services, today reported results for its first quarter ended January 31, 2007.
Revenue for the first quarter of fiscal year 2007 was $6,015,000, down from $7,343,000 for the comparable quarter of the prior year. The net loss for the first quarter of fiscal year 2007 was $(1,024,000), or $(0.05) per diluted common share, an improvement over the net loss of $(4,581,000), or $(0.23) per diluted common share, for the comparable quarter of the prior year. The decrease in revenue was primarily attributable to continued competitive pressures on the Company’s UNIX products and services.
“The cost structure that we put into place at the end of the fourth quarter of fiscal year 2006 as well as reduced litigation expenses allowed us to reduce both operating costs and cash used in the business,” said Darl McBride, president and CEO, The SCO Group. “We are committed to our UNIX business, introducing new mobile services and defending our intellectual property rights through the legal system.”
Legal and other expenses incurred in connection with the Company’s litigation were $654,000 for the first quarter of fiscal year 2007, which was down significantly from costs of $4,010,000 for the comparable quarter of the prior year and down from costs of $2,220,000 for the fourth quarter of fiscal year 2006. Because of the unique and unpredictable nature of the Company’s litigation, the occurrence and timing of litigation-related expenses is difficult to predict, and will be difficult to predict in the future. While the Company expects to continue to incur legal expenses related to its ongoing litigation during the 2007 fiscal year, the Company’s expectation is that those expenses will be less than they were for the 2006 fiscal year.
Cash and cash equivalents, available-for-sale marketable securities and restricted cash to be used for certain legal expenses totaled $11,616,000 as of January 31, 2007, compared to $12,664,000 as of October 31, 2006.

The Company’s Business
During the first quarter of fiscal year 2007, the Company made available HipCheck, a new mobile service designed to remotely control and manage UNIX and Windows server and PC systems. This unique mobile service uses a Windows Mobile phone or a PC to proactively monitor, manage and control printers, PCs, servers and other systems. HipCheck helps system administrators address potential problems before they impact users. HipCheck fixes many system issues right from the smart phone, helping to increase worker productivity and avoid downtime.
At the recent Consumer Electronics Show held in January 2007, the Company began exhibiting a pre-release version of Shout Postcard, a new mobile technology for sharing life’s moments on the go with a personalized, multimedia postcard. Shout Postcard creates a rich, mobile experience by combining pictures, audio and text into a unique postcard that users can share through e-mail or other smart phones. The Company recently announced the release of the free Community version of Shout Postcard, and the Company expects to begin selling the commercial version of Shout Postcard during the second quarter of fiscal year 2007. A free download and more information on Shout Postcard may be obtained by visiting www.shoutpostcard.com.
Additionally, during the second quarter of fiscal year 2007, the Company plans to make available a new set of UNIX and mobile technologies to some of the Company’s major accounts. This new set of technologies will combine the Company’s UNIX technologies with its mobile services that will allow companies and organizations to realize greater productivity gains as customers seek to mobilize their businesses.
Conference Call
As previously announced, The SCO Group will host a conference call at 5:00 p.m. EST today, March 1, 2007, to discuss the first quarter 2007 results. To participate in the teleconference, please call toll free 1-800-745-2192 or use the toll number 1-415-537-1823; confirmation code: 21330983, approximately ten minutes prior to the time stated above. A listen-only Webcast of the call will be broadcast live with a replay available the following day. The Webcast and replay may be accessed from http://ir.sco.com/events.cfm.
Forward-Looking Statements
The statements contained in this press release regarding (i) our commitment to our UNIX business, introducing new mobile services and defending our intellectual property rights, (ii) our expectation that our legal expenses will be less in fiscal 2007 than in fiscal 2006, (iii) our expectation that we will begin selling the commercial version of Shout Postcard during the second quarter of fiscal year 2007, (iv) our plans that during the second quarter of fiscal year 2007 we will make available a new set of UNIX and mobile technologies to some of our major accounts, and (v) other statements that are not historical facts are forward-looking statements and are made under the safe harbor provisions of the Private

Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, continued competitive pressure on the Company’s operating system products which could impact the Company’s results of operations, adverse developments in and increased or unforeseen legal expenses related to the Company’s litigation, the inability to devote sufficient resources to the development and marketing of the Company’s products, including the Me Inc. mobile services and development platform, and the possibility that companies with whom the Company has formed partnerships will decide to terminate, or reduce the resources devoted to, their partnership with the Company. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2006. These forward-looking statements speak only as of the date on which such statements are made, and The SCO Group undertakes no obligation to update such statements to reflect events or circumstances arising after such date.
About The SCO Group
The SCO Group (NASDAQ: SCOX) is a leading provider of UNIX software technology and mobile services, offering SCO OpenServer for small to medium business, UnixWare for enterprise applications, and Me Inc. for mobile services. SCO’s highly innovative and reliable solutions help millions of customers grow their businesses everyday, from SCO OpenServer on main street to UnixWare on Wall Street, and beyond. SCO owns the core UNIX operating system, originally developed by AT&T/Bell Labs and is the exclusive licensor to UNIX-based system software providers.
Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers. SCO Global Services provides reliable localized support and services to partners and customers. For more information on SCO products and services, visit http://www.sco.com.
SCO, SCO OpenServer, Me Inc. and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX and UnixWare are registered trademarks of The Open Group. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

The SCO Group Announces First Quarter 2007 Results
Condensed Consolidated Balance Sheet Data
(unaudited, in thousands)

	January 31,	October 31,
	2007	2006
Assets:
Cash and cash equivalents	$7,137	$5,369
Restricted cash	4,498	8,024
Available-for-sale marketable securities	500	2,249
Accounts receivable, net	4,010	5,123
Other	1,332	1,514

Total current assets	17,477	22,279
Property and equipment, net	519	608
Other	431	522
Total assets	$18,427	$23,409

Liabilities:
Accounts payable	$1,659	$2,338
Accrued payroll and other expenses	4,477	5,566
Deferred revenue	2,681	2,994
Other	1,627	4,237

Total current liabilities	10,444	15,135
Long-term liabilities	191	192
Stockholders’ equity	7,792	8,082

Total liabilities and stockholders’ equity	$18,427	$23,409

The SCO Group Announces First Quarter 2007 Results
Condensed Consolidated Statement of Operations Data
(unaudited, in thousands, except per share data)

	Three Months Ended
	January 31,
	2007	2006
Products revenue	$4,866	$6,000
SCOsource licensing revenue	23	30
Services revenue	1,126	1,313

Total revenue	6,015	7,343

Cost of products revenue	377	584
Cost of SCOsource licensing revenue	654	4,010
Cost of services revenue	559	637

Total cost of revenue	1,590	5,231

Gross margin	4,425	2,112

Operating expenses:
Sales and marketing	2,440	2,688
Research and development	1,759	1,871
General and administrative	1,323	1,592
Amortization of intangibles	—	592

Total operating expenses	5,522	6,743

Loss from operations	(1,097)	(4,631)
Equity in income (loss) of affiliate	42	(8)
Other income, net	143	145

Loss before provision for income taxes	(912)	(4,494)
Provision for income taxes	(112)	(87)

Net loss	$(1,024)	$(4,581)

Basic and diluted net loss per common share	$(0.05)	$(0.23)

Weighted average basic and diluted common shares outstanding	21,186	20,062